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                                                                   Exhibit 10.24

                               QUIDEL CORPORATION
                            1998 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT



           THIS STOCK OPTION AGREEMENT (this "AGREEMENT") is made effective as of June 9, 1998 (the "GRANT DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and ANDRE de BRUIN ("OPTIONEE"), with reference to the following facts:

           A. The Board of Directors of the Company (the "BOARD") has established, by written resolutions, subject to stockholder approval at the next Annual Meeting of Stockholders, the 1998 Stock Incentive Plan (the "PLAN"), granted authority to the Compensation Committee of the Board (the "COMMITTEE") to make grants under and to administer the Plan, and directly granted options to purchase 1,428,420 shares of the Company's common stock (the "COMMON STOCK") to Optionee in connection with recruiting and employing Optionee as the Company's President and Chief Executive Officer and aligning Optionee's interests with those of the stockholders of the Company.

           B. By action taken on the Grant Date, the Board granted to Optionee Incentive Stock Options and Nonqualified Stock Options (the "OPTION") to purchase shares of the Common Stock on the terms and conditions set forth herein. This Agreement is intended to memorialize the terms and conditions upon which the Board granted the Option to Optionee.

           NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

           1. GRANT OF OPTION. Provided that the stockholders of the Company approve the Plan at the next Annual Meeting of Stockholders, Optionee may, at Optionee's election and upon the terms and conditions set forth herein, purchase all or any part of an aggregate of 1,428,420 shares of Common Stock (the "OPTIONED SHARES") at the price per share equal to $3.250 (the "OPTION PRICE"). The Option Price equals the closing price of the Common Stock on the Grant Date. Provided that the stockholders of the Company approve the Plan as provided hereinabove, all outstanding options granted to de Bruin pursuant to that certain Stock Option Agreement dated as of June 23, 1997 shall be immediately terminated and cancelled.



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                                                                   Exhibit 10.24

           2.        VESTING SCHEDULE.

                      (a) Option A. This option is for 952,280 shares of Common Stock of which 25,000 shares are vested immediately. The remaining 927,280 shares shall vest and become exercisable cumulatively at the rate of 6.25% (i.e., 57,955 shares) for each full calendar quarter following the Grant Date. The first such vesting date shall be September 9, 1998.

                               (1)        Incentive Stock Options.

                               The first 30,769 stock options to vest in any calendar year, until all Option A options are vested, will be Incentive Stock Options. The remaining options vesting in a calendar year will be nonstatutory or Nonqualified Stock Options.

                      (b) Option B. This option is for 476,140 shares. Unless accelerated as provided below or in Section 6, the Option shall vest and become exercisable as to all 476,140 shares upon the fourth anniversary of the Grant Date or June 9, 2002. Part or all of the Option may vest earlier, upon the satisfaction of the defined performance goals set forth below. The stated goals are to be estimated by the Board no later than July 28, 1998 (or as soon as practicable thereafter). The final performance targets will be attached to this Agreement as Exhibit A, signed by the parties hereto.

                     25% -  Attainment of the FY'99 Budget for Gross Revenues

                     25% -  Attainment of FY'00 Target EBITDA

                     25% - Attainment of a market valuation greater than 15 times the FY'00 Target for EPS

                     25% - Attainment of the FY'01 Strategic Plan Target for Gross Revenues

                      (c) Special Provisions Regarding Incentive Stock Options.

                               (1) Notwithstanding anything in this Section 2 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("IRC") and the regulations thereunder. As of the Grant Date, such provisions require, among other matters, that (A) the exercise price must not be less than the fair market value as required by the IRC (the "Fair Market Value") of the underlying stock as of the date the Incentive Stock Option is granted; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option.

                               (2) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to Optionee under this Agreement (or any other option plan of the Company or any of its subsidiaries of affiliates) may for the first time become exercisable as Incentive



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                                                                   Exhibit 10.24

           Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

                               (3) Any Options granted as Incentive Stock
           Options pursuant to this Agreement that for any reason fail or cease to qualify as such shall be treated as Nonqualified Stock Options.

                               (4) Optionee is and will continue to be an "eligible person" meeting the employment requirements of IRC Section 422.

                               (5) If Optionee's employment is terminated by the Company or Optionee resigns his employment, all vested Incentive Stock Options must be exercised within 90 days of the last day of employment or revert to Nonqualified Options.

           3.        EXERCISE OF OPTION.

                      (a) Extent of Exercise. The Option may be exercised at the time or after installments vest as specified in Section 2 with respect to all or part of the Optioned Shares covered by such vested installments, subject to the further restrictions contained in this Agreement. In the event that Optionee exercises the Option for less than the full number of Optioned Shares included within a vested installment, Optionee shall be entitled to exercise the Option (in one or more subsequent increments) for the balance of the Optioned Shares included in said vested installment; provided, however, that in no event shall Optionee be entitled to exercise the Option for fractional shares of Common Stock or for a number of shares exceeding the maximum number of Optioned Shares.

                      (b) Procedure. The Option shall be deemed to be exercised when the Secretary of the Company receives written notice of exercise from or on behalf of Optionee, together with payment of the Option Price and any amounts required under Section 3(c). The Option Price shall be payable upon exercise in
(i) legal tender of the United States; or (ii) check; provided, however, that the Company will permit exercise of the Option in a broker-assisted or similar transaction in which the Option Price is not received by the Company until promptly after exercise. Additionally, the Option Price may be paid to the Company by de Bruin's delivery of Common Stock of the Company owned by de Bruin (with the certificates duly endorsed or accompanied by stock powers duly endorsed, with signatures guaranteed in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") if required by the Company, and with the Common Stock valued at Fair Market Value) if payment of the Option Price in this manner does not, in the reasonable judgment of the Company, result in an accounting expense or charge to earnings.

                      (c) Withholding Taxes. Whenever shares of Common Stock are to be issued upon exercise of the Option, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to such issuance.

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                                                                   Exhibit 10.24

           4. TERM OF OPTION AND EFFECT OF TERMINATION. No portion of the Option shall vest after termination of Optionee's employment, regardless of the reason for such termination. In the event that Optionee shall cease to be an employee of the Company, the Option shall be exercisable, subject to Section 2(c)(5) as to Incentive Stock Options, to the extent already exercisable at the date Optionee ceases to be an employee and regardless of the reason Optionee ceases to be an employee, for a period of 365 days after that date, and shall then expire and terminate. In the event of the death of Optionee while he is an employee of the Company or within the period after termination of such status during which he is permitted to exercise the Option, the Option may be exercised by any person or persons designated by Optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of Optionee's estate or by any person or persons who shall have acquired the Option directly from Optionee by his will or the applicable laws of descent and distribution. Unless earlier terminated as provided in this Section, the Option shall automatically expire and terminate, and thereby become unexercisable, on the tenth (10th) anniversary of the Grant Date.

           5. ANTI-DILUTION ADJUSTMENTS. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization of the Board or the Committee an appropriate and proportionate adjustment shall be made in the number or kind of Optioned Shares, the Option Price, and the Pricing Milestones; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board or the Committee determines that such adjustment may result in the receipt of federally taxable income to Optionee, to holders of other derivative securities of the Company or holders of Common Stock or other classes of the Company's securities.

           6. CHANGE IN CONTROL. If a Change in Control (as defined below) of the Company occurs, then notwithstanding the vesting provisions of Section 2 or anything else herein to the contrary, all Optioned Shares shall automatically vest and become exercisable immediately prior to such Change in Control, if Optionee is an employee of the Company at that time. For purposes of this Agreement, a "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

                      (a) Any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "PERSON"), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                      (b) Individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided



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                                                                   Exhibit 10.24

that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

                      (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                               (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                               (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                      (d) Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

           7. DELIVERY OF CERTIFICATES. As soon as practicable after any proper exercise of the Option in accordance with the provisions of this Agreement, the Company shall deliver to Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing such shares of Common Stock to which Optionee is entitled upon exercise of the Option. Each such certificate representing shares acquired upon exercise of a portion of the Option shall be endorsed with a legend, or described below, in any unregistered transaction.

           8.        SECURITIES LAW REQUIREMENTS.



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                                                                   Exhibit 10.24

                      (a) Registration on Form S-8. The Company undertakes to register the Common Stock reserved for issuance under the Plan on Form S-8 as soon as reasonably practicable following stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders.

                      (b) Legality of Issuance. No shares shall be issued upon the exercise of the Option unless and until the Company has determined that:

                                 (i) it and Optionee have taken all actions
                      required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from the registration requirements thereof;

                                 (ii) any applicable listing requirements of any
                      stock exchange on which the Common Stock is listed have been satisfied; and

                                 (iii) any other applicable provisions of state
                      federal law have been satisfied.

                      (c) Restrictions on Transfer; Representations of Optionee:
Legends. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) and/or require a legal opinion from counsel for Optionee if, in the judgment of the Company and its counsel, such restrictions and/or legal opinion are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the Shares issued upon the exercise of the Option under this Agreement are not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing Shares acquired under this Agreement pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE CALIFORNIA SECURITIES LAW OF 1968, AS AMENDED (THE "LAW"). IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE SECURITIES, OR ANY INTEREST THEREIN, UNLESS SUCH SECURITIES ARE EITHER REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE LAW OR EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION.



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                                                                   Exhibit 10.24

           Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on all persons.

           9. NO RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY. Neither Optionee, his estate nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares issuable upon exercise of the Option, unless and until certificates representing such shares shall have been issued and delivered. No adjustment will be made for a dividend or their rights where the record date is prior to the date such stock certificates are issued.

           10. NONASSIGNABILITY. The Option is not assignable or transferable by Optionee except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, in the discretion of the Company and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership, or as otherwise permitted by rule or interpretation of the Securities and Exchange Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule) under the Exchange Act or interpretation thereof. During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or Optionee's permitted transferee) or his guardian or legal representative.

           11. CERTAIN REPRESENTATIONS AND WARRANTIES. Optionee expressly acknowledges, represents and agrees as follows:

                      (a) Optionee shall accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement;

                      (b) Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences arising from exercise of the Option; and

                      (c) If Optionee is (as expected) a person subject to the provisions of Section 16 of the Securities Exchange Act of 1934, Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations and potential liability for profits under said Section 16 with respect to the granting and exercise of the Option.

           12. NO EMPLOYMENT RIGHTS OR OBLIGATIONS. Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Company and Optionee. Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or confer upon the Company any right to require continued employment by Optionee. Optionee acknowledges and agrees that the employment of Optionee by the Company is expressly at the will of the Company, and the Company may terminate Optionee's employment by the Company at any time for any reason or for no reason. Similarly, Optionee may terminate his employment with the Company at any time for any reason or for no reason. Any questions as to whether and when there has been a termination of Optionee's employment, the reason (if any) for such termination, and/or the


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                                                                   Exhibit 10.24

consequences thereof under the terms of the Plan, shall be determined by the Board in its sole discretion, and the Board's determination thereof shall be final, binding and conclusive.

           13. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

           14. AGREEMENT BINDING ON SUCCESSORS. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assigns of Optionee.

           15. NECESSARY ACTS. Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

           IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the Grant Date.

                                        QUIDEL CORPORATION, a
                                        Delaware corporation



                                        By: /S/   RICHARD C.E. MORGAN
                                            ------------------------------------
                                               Chairman of the Board



                                             /S/   ANDRE de BRUIN
                                            ------------------------------------
                                             Andre de Bruin


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